SUB-ADVISORY AGREEMENT


     AGREEMENT made this ___ day of _____, 1997, between AMSOUTH BANK (the "Adviser"), a national bank having its principal place of business at 1901 Sixth Avenue North, Birmingham, Alabama 35203, and ROCKHAVEN ASSET MANAGEMENT, LLC (the "Subadviser"), a limited liability company having its principal place of business at 100 First Avenue, Suite 1050, Pittsburgh, Pennsylvania 15222.

     WHEREAS, VARIABLE INSURANCE FUNDS, a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219-3035, is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Trust has retained the Adviser to provide or procure investment advisory services on behalf of certain investment portfolios of the Trust; and

     WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory and administrative services to certain investment portfolios of the Trust and may retain the Subadviser to serve in such capacity with respect to certain additional investment portfolios of the Trust, all as now or hereafter may be identified in Schedule A hereto as such Schedule may be amended from time to time (individually referred to herein as a "Fund" and collectively referred to herein as the "Funds") and the Subadviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. The Adviser hereby appoints the Subadviser to act as subadviser to the Funds for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

         2. Delivery of Documents. The Trust or the Adviser has furnished the Subadviser with copies properly certified or authenticated of each of the following:

               (a) the Trust's Amended and Restated Agreement and Declaration of Trust, dated as of July 20, 1994 and amended and restated as of February 5, 1997, and any and all amendments thereto or restatements thereof (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");



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               (b)  the Trust's By-Laws and any amendments thereto;

               (c) resolutions of the Trust's Board of Trustees authorizing the appointment of the Subadviser and approving this Agreement;

               (d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "Commission") on July 20, 1994, and all amendments thereto;

               (e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and under the 1940 Act as filed with the Commission and all amendments thereto (the "Registration Statement"); and

               (f) the most recent Prospectus and Statement of Additional Information of each of the Funds (such Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

               The Trust or the Adviser will furnish the Subadviser from time to time with copies of all amendments of or supplements to the foregoing.

         3. Management. Subject to the supervision of the Adviser and the Trust's Board of Trustees, the Subadviser will provide a continuous investment program for the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Subadviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Funds. The Subadviser will provide the services under this Agreement in accordance with each of the Fund's investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees. The Subadviser further agrees that it:

               (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

               (b) will conform with all applicable Rules and Regulations of the Commission under the 1940 Act and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Subadviser;

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               (c)  will not make loans to any person to purchase or carry units of beneficial interest ("shares") in the Trust or make loans to the Trust;

               (d) will place or cause to be placed orders for the Funds either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Subadviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation and to the extent permitted by the 1940 Act, when the execution and price offered by two or more brokers or dealers are comparable, the Subadviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Subadviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to BISYS Fund Services, the Adviser, the Subadviser, or any affiliated person of the Trust, BISYS Fund Services, the Adviser, or the Subadviser, except to the extent permitted by the 1940 Act and the Commission;

               (e) will maintain all books and records with respect to the securities transactions of the Funds and will furnish the Trust's Board of Trustees with such periodic and special reports as the Board may request;

               (f) will treat confidentially and as proprietary information of the Trust and the Adviser all records and other information relative to the Trust and the Funds and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust or the Adviser, as appropriate, which approval shall not be unreasonably withheld and may not be withheld where the Subadviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust or the Adviser, as appropriate;

               (g) will maintain its policy and practice of conducting its fiduciary functions independently. In making investment recommendations for the Funds, the Subadviser's personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Trust's account are customers of the Adviser or the Subadviser or of its parent or its subsidiaries or affiliates. In dealing with such customers, the Subadviser and its parent, subsidiaries, and affiliates will not inquire or take into consideration whether securities of those customers are held by the Trust;

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              (h)   will promptly review all (1) current security  reports,  (2)
                    summary  reports  of  transactions   and  (3)  current  cash
                    position reports upon receipt thereof from the Trust and will report any errors or discrepancies in such reports to the Trust and the Adviser, or their designees, within three
                    (3) business days; and

              (i) will use its best efforts to obtain and provide to the Trust's fund accountant (1) dealer quotations, (2) prices from a pricing service, (3) matrix prices, or (4) any other price information believed to be reliable by the Subadviser with respect to any security held by a Fund, when requested to do so by the Trust's fund accountant.

         4. Services Not Exclusive. The investment management services furnished by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

         5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the following records: (a) completed trade tickets for all portfolio transactions, (b) broker confirmations for individual and block trades, (c) credit files relating to (i) money market securities and their issuers, (ii) repurchase agreement counterparties and (iii) letter of credit providers,
               (d) transaction records indicating the method of allocation with respect to the selection of brokers, and (e) such other records that may be deemed necessary and appropriate by the parties to this Agreement.

         6. Expenses. During the term of this Agreement, the Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.

         7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Subadviser and the Subadviser will accept as full compensation therefor a fee as set forth on Schedule A hereto. The obligation of the Adviser to pay the above-described fee to the Subadviser will begin as of the date of the initial public sale of shares in such Fund.

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         8.    Limitation of Liability.  The Subadviser  shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds or the Adviser in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Subadviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. It is further agreed that the Subadviser shall have no responsibility or liability for
               the  accuracy  or  completeness   of  the  Trust's   Registration
               Statement under the 1940 Act and the 1933 Act, except for information supplied by the Subadviser for inclusion therein or information known by the Subadviser to be false or misleading.

         9. Duration and Termination. This Agreement will become effective with respect to each Fund listed on Schedule A as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the Commission), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect for an initial term of two years. Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive one-year terms, only so long as such continuance is specifically approved at least annually

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               (a) by the vote of a majority  of those  members  of the  Trust's
               Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on sixty days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund, by the Adviser, or by the Subadviser. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

         10. Subadviser's Representations. The Subadviser hereby represents and warrants as follows:

               (a) it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable laws and regulations;

               (b) it will manage each Fund so that each Fund will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and will comply with the diversification requirements of Section 817(h) of the Internal Revenue Code and the regulations issued thereunder, and any other rules and regulations pertaining to investment vehicles underlying variable annuity or variable life insurance policies;

               (c) it shall immediately notify the Trust and the Adviser in the event (1) that the Commission or any other regulatory authority has censured the Subadviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (2) upon having a reasonable basis for believing that any Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, (3) upon having a reasonable basis for believing that any Fund has ceased to comply with the diversification provisions of Section 817(h)of the Internal Revenue Code or the Regulations thereunder. The Subadviser further agrees to notify the Trust and the Adviser immediately of any material fact known to the Subadviser respecting or relating to the Subadviser that is not contained in the Registration Statement or Prospectus for the Trust, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue; and

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               (d)  it  shall  be  responsible  for  making  inquiries  and  for reasonably ensuring that any employee of the Subadviser, any person or firm that the Subadviser has employed or with which it has associated, or any employee thereof has not, to the best of the Subadviser's knowledge, in any material connection with the handling of Trust assets: (i) been convicted, in the last ten
               (10) years,  of any felony or misdemeanor  arising out of conduct
               involving     embezzlement,     fraudulent     conversion,     or
               misappropriation of funds or securities, or involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code; or (ii) been found by any state regulatory authority, within the last ten (10) years, to have violated or to have acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or (iii) been found by any federal or state regulatory authorities, within the last ten (10) years, to have violated or to have acknowledged violation of any provisions of federal or state securities laws involving fraud, deceit or knowing misrepresentation.

               11. Insurance Company Offerees. All parties acknowledge that the Trust will offer its shares so that it may serve as an investment vehicle for variable annuity contracts and variable life insurance policies issued by insurance companies, as well as to qualified pension and retirement plans. The Adviser and the Subadviser agree that shares of the Funds may be offered only to the separate accounts and general accounts of insurance companies that are approved in writing by the Subadviser. The Subadviser agrees that shares of the Funds may be offered to separate accounts and the general account of Hartford Life Insurance Company and to separate accounts and the general accounts of any insurance companies that are affiliated with Hartford Life Insurance Company. The Subadviser and the Adviser agree that the Subadviser shall be under no obligation to investigate insurance companies to which the Trust offers or proposes to offer its shares.

         12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         13. Governing Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

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IN WITNESS  WHEREOF,  the  parties  hereto have  caused  this  instrument  to be executed by their officers designated below as of the day and year first above written.



[SEAL]                                    AMSOUTH BANK



                                          By: _________________________



                                          Title:_______________________




                                          ROCKHAVEN ASSET MANAGEMENT, LLC



[SEAL]                                     By:__________________________



                                           Title:_______________________






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                                                          Dated:  _______, 1997

                                   Schedule A
                          to the Subadvisory Agreement
                              between AmSouth Bank and
                        Rockhaven Asset Management, LLC

             NAME OF FUND                                COMPENSATION


AmSouth Equity Income Fund                            Annual rate of thirty-six
                                                      one-hundredths of
                                                      one percent (.36%) of
                                                      the average daily net
                                                      assets of such Fund;
                                                      provided that if AmSouth
                                                      Bank waives some or all of
                                                      its investment advisory
                                                      fee, Rockhaven Asset
                                                      Management, LLC shall
                                                      waive its fee so that it
                                                      shall receive no more than
                                                      sixty percent (60%) of the
                                                      net investment advisory
                                                      fee paid to AmSouth Bank.

____________________________________________________
All fees are computed daily and paid monthly.


                                        AMSOUTH BANK


                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________


                                        ROCKHAVEN ASSET MANAGEMENT, LLC


                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________







                                      A-1